                                                            EXHIBIT 99.(a)(1)(H)


To:   [Employee/Director Name]

From: [Human Resources]

Date: [December , 2001]

Re:   Confirmation of Participation in the Offer to Exchange

--------------------------------------------------------------------------------

        Thank you for your participation in Repeater Technologies, Inc.'s 2001 Stock Option Exchange Program. Defined terms not explicitly defined herein but defined in the Offer to Exchange shall have the same definitions as used in the Offer to Exchange. The stock option(s) held by you that have been cancelled effective December 28, 2001 are identified on the following page entitled "Stock Options Cancelled."

        The number of shares subject to the Replacement Option you have received is equal to the total number of shares subject to the cancelled options. The exercise price of the Replacement Option is equal to the closing price of the Company's Common Stock as reported on Nasdaq National Market on the last market trading day prior to the date of grant.

        You can view a summary of your stock option grant(s) by sending a request to Elif Kuvvetli or Tim Marcotte via e-mail at ekuvvetli@repeaters.com or timm@repeaters.com. If you have any other questions regarding the above, please contact Elif via e-mail or by telephone at (408) 743-9400, or Tim via e-mail or by telephone at (408) 743-9316.

REPEATER TECHNOLOGIES, INC.      STOCK OPTIONS CANCELLED         PAGE:1
                                FROM ________ TO ________        FILE: CANCELLED
                                                                 DATE:
                                                                 TIME:



                                    GRANT                   CANCEL      CANCEL
NAME        ID        NUMBER        DATE        PLAN        DATE        REASON        SHARES        PRICE        TOTAL PRICE
----        --        ------        -----       ----        ------      ------        ------        -----        -----------
                                                                      2001 Stock
                                                                      Option
                                                                      Exchange
                                                                      Program



                                                                      TOTALS
                                                                                      ------                     -----------